Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

     Monthly Period ended                     4/30/2006
     Distribution Date                        5/15/2006
     All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                            Total     Allocated to          Allocated to Investor Interest
 1   Sources of funds                                                  Transferor        Total     Series 05-A   Series 05-B
                                                          ------------------------------------------------------------------
     Principal Collections                                   919,696       378,728       540,968       270,413       270,555
     Finance Charge Collections                               59,805        24,627        35,177        17,584        17,593
     Interchange                                               8,165         3,362         4,803         2,401         2,402
                                                          ------------------------------------------------------------------
     Total Funds Received                                    987,666       406,717       580,948       290,398       290,550

 2   Application of Principal Collections                   Total      Series 05-A    Series 05-B
     Investor Percentage of Principal Collections            540,968       270,413        270,555
     deduct:
     Utilised Retained Principal Collections
                  allocable to Class C                             0             0             0
                  allocable to Class B                             0             0             0
     Transferred to Series Collections Ledger                      0             0             0
     Shared Principal Collections                                  0             0             0

                                                          --------------------------------------
     Cash Available for Acquisition                          540,968       270,413       270,555

 3   Application of Finance Charge Collections              Total      Series 05-A   Series 05-B
     Investor Percentage of Finance Charge Collections        39,980        19,985        19,995
     deduct:
     Trustee payment amount                                     3.25             2             2
     Loan Note Issuer Costs                                       31            15            15
     Monthly Distribution Amounts                             10,131         5,049         5,081
     Servicing fee payable to RBS                              1,807           903           904
     Cash Management fee payable to RBS                            1          0.50          0.50
     Investor Default Amount                                  13,784         6,890         6,894
     Expenses loan principal and interest                         --            --            --

     Available Spread                                         14,223         7,124         7,099

 4   Payments in respect of the Securities

     Series 05-A                                            Class A       Class B       Class C
                                                            USD 000s      USD 000s      USD 000s
     Balance at 18 Apr 2006                                2,175,000       175,000       150,000
     Principal repayments on 15 May 2006                          --            --            --
                                                          ---------------------------------------
     Balance carried forward on 15 May 2006                2,175,000       175,000       150,000
                                                          ---------------------------------------

     Interest due on 15 May 2006                               8,028           667           587
     Interest paid                                            (8,028)         (667)         (587)
                                                          ---------------------------------------
     Interest unpaid                                              --            --            --

     Series 05-B                                          Class A-1    Class A-2    Class A-3    Class B-3    Class C-1    Class C-3
                                                          USD 000s     EUR 000s     GBP 000s     GBP 000s     USD 000s     GBP 000s
     Balance at 18 Apr 2006                                 435,000      450,000      700,000      101,000       42,000     63,000
     Principal repayments on 15 May 2006                         --           --           --           --           --         --
                                                          --------------------------------------------------------------------------
     Balance carried forward on 15 May 2006                 435,000      450,000      700,000      101,000       42,000     63,000
                                                          --------------------------------------------------------------------------

     Interest due on 15 May 2006                                 --          920           --           --           --         --
     Interest paid                                               --         (920)          --           --           --         --
                                                          --------------------------------------------------------------------------
     Interest unpaid                                             --           --           --           --           --         --

 5   Transaction Accounts and Ledgers

                                                             Total     Series 05-A   Series 05-B
     Reserve Account
     Required Reserve Amount                                      --            --            --
                                                          --------------------------------------
     Balance at 18 Apr 2006                                       --            --            --
     Transfer in/out this period                                  --            --            --
     Interest earned                                              --            --            --
                                                          --------------------------------------
     Balance carried forward on 15 May 2006                       --            --            --
                                                          --------------------------------------

     Spread Account
     Required Spread Account Amount                               --            --            --
                                                          --------------------------------------
     Balance at 18 Apr 2006                                       --            --            --
     Transfer in/out this period                                  --            --            --
     Interest earned                                              --            --            --
                                                          --------------------------------------
     Balance carried forward on 15 May 2006                       --            --            --
                                                          --------------------------------------

     Principal Funding Account
     Balance at 18 Apr 2006                                       --            --            --
     Transfer in/out this period                                  --            --            --
     Interest earned                                              --            --            --
                                                          --------------------------------------
     Balance carried forward on 15 May 2006                       --            --            --

 6   Subordination Percentages                                         Series 05-A                          Series 05-B
                                                                Original            Current           Original            Current
                                                          (pound)000    %    (pound)000    %    (pound)000    %    (pound)000    %
     Class A Investor Interest                             1,257,225    87%   1,257,225    87%   1,257,568    87%   1,257,568    87%
     Class B Investor Interest                               101,156     7%     101,156     7%     101,000     7%     101,000     7%
     Class C Investor Interest                                86,705     6%      86,705     6%      87,277     6%      87,277     6%
                                                          --------------------------------------------------------------------------
     Total Investor Interest                               1,445,087   100%   1,445,087   100%   1,445,845   100%   1,445,845   100%
                                                          --------------------------------------------------------------------------

 7   Assets of the Trust

                                                                               (pound)000
                                                                               ----------------
     Total receivables at   30-Apr-06                                          (pound)5,033,594
                                                                               ----------------
     Aggregate amount of receivables that, as at
     30 Apr 2006 were delinquent by:                             30-59 days          69,067
                                                                 60-89 days          51,627
                                                                90-179 days         122,354
                                                           180 or more days         174,810

 8   Material Changes

     New Issuance during period                                    NONE

     Material modifications to pool asset terms                    NONE

     Material modifications to origination policies                NONE

     Material breaches of pool asset representations,
     warranties or covenants                                       NONE

 9   Trigger Information

     Series Pay Out Events                                         NONE

     Trust Pay Out Events                                          NONE

10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                             NONE

     Changes in Securities                                         NONE

     Submission of Matters to a Vote of Security Holders           NONE

     Other Information                                             NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of May, 2006


     -------------------------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Patrick Neville
     Chief Financial Officer, Cards Business